Exhibit 99.1

ZING WIRELESS, INC.
dba GOZING.COM

FINANCIAL STATEMENTS
(Audited)

December 31, 2004 and 2003
with Independent Auditors’ Report

TABLE OF CONTENTS

PAGE
INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS

Balance Sheets As of December 31, 2004 and 2003	2

Statements of Income For the Years Ended December 31, 2004 and 2003	3

Statement of Changes in Stockholders’ Equity As of December 31, 2004 and 2003	4

Statements of Cash Flows For the Years Ended December 31, 2004 and 2003	5

NOTES TO THE FINANCIAL STATEMENTS	6-17

SUPPLEMENTAL INFORMATION

Schedules of Costs of Services and Indirect Costs For the Years Ended December 31, 2004 and 2003	18

LaRUE, CORRIGAN & McCORMICK LLP
Certified Public Accountants

5959 Topanga Canyon Boulevard, Suite 180
Woodland Hills, California 91367
Telephone 818-587-9300
Facsimile 818-347-0904
lcmcpa.com

ROBERT LaRUE	818-587-9302	MIKE McCORMICK	818-587-9303
KEN TEASDALE	818-587-9305	JACK CORRIGAN	818-587-9301

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Zing Wireless, Inc.
dba goZing.com

We have audited the accompanying balance sheets of Zing Wireless, Inc. dba goZing.com (the Company) as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zing Wireless, Inc. dba goZing.com as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information on page 18 is not a required part of the basic financial statements, but has been subjected to the auditing procedures applied in the audit of the basic financial statement and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

February 17, 2005
Woodland Hills, CA

ZING WIRELESS, INC.
dba GOZING.COM
BALANCE SHEETS
As of December 31, 2004 and 2003

	2004	2003
ASSETS

Current assets:
Cash (Note 2)	$1,488,725	$1,470,071
Trade accounts receivable, less allowance for doubtful accounts of $257,427 and $422,297 for December 31, 2004 and 2003, respectively (Notes 2, 3 and 4)	2,755,091	1,689,341
Inventory (Note 2)	30,162	83,090
Prepaid expenses and other current assets	100,377	22,475
Deferred income tax benefit, current (Notes 2 and 10)	232,000	506,000

Total current assets	4,606,355	3,770,977

Other receivable	—	9,228
Property and equipment, net (Notes 2 and 5)	303,167	91,585
Intangible assets, net (Notes 2 & 6)	445,372	226,792
Deferred income tax benefit, long term (Notes 2 and 10)	—	117,000

Total assets	$5,354,894	$4,215,582

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$923,170	$924,250
Income taxes payable	145,237	242,200
Accrued expenses (Notes 2 & 7)	1,096,767	1,021,555
Accrued management bonuses (Note 8)	333,000	363,000
Accrued contingency (Note 12)	—	740,000
Current portion of capitalized lease obligations (Note 9)	30,436	—

Total current liabilities	2,528,610	3,291,005

Non-current portion of capitalized lease obligations (Note 9)	82,055	—

Commitments and contingencies (Note 11)

Stockholders’ equity (Note 12) :
Series A Preferred stock, no par value, 50,000,000 shares authorized, 4,455,904 and 2,955,904 shares issued and outstanding at December 31, 2004 and 2003, respectively	1,573,896	823,896
Common stock, no par value, 50,000,000 shares authorized, 17,190,551 and 16,890,551 shares issued and outstanding at December 31, 2004 and 2003, respectively	1,183,063	1,168,063
Accumulated deficit	(12,730)	(1,067,382)

Total stockholders’ equity	2,744,229	924,577

Total liabilities and stockholders’ equity	$5,354,894	$4,215,582

See independent auditors’ report and accompanying notes.

ZING WIRELESS, INC.
dba GOZING.COM
STATEMENTS OF INCOME
For the Years Ended December 31, 2004 and 2003

	2004	2003
Revenue (Note 3)
Online market research	$11,655,318	$4,550,693
Online marketing	1,383,961	4,148,632

Total revenue	13,039,279	8,699,325

Cost of goods sold/services
Cost of services, online market research (see schedule)	4,982,353	1,997,817
Cost of goods sold, online marketing	508,969	963,941
Cost of services, online marketing (see schedule)	844,241	2,061,755

Total cost of goods sold/services	6,335,563	5,023,513

Contribution to profit/gross profit	6,703,716	3,675,812

Expenses
Indirect sales costs (see schedule)	473,193	108,837
Depreciation and amortization (Notes 2 and 5)	148,159	91,096
General and administrative	3,692,596	2,165,924

Total expenses	4,313,948	2,365,857

Income from operations	2,389,768	1,309,955

Other (expense)/income
Other expense, net	(11,563)	(8,249)
Interest income, net	3,153	3,455

Total other expense	(8,410)	(4,794)

Income before provision for income taxes	2,381,358	1,305,161

Provision for income taxes (Notes 2 and 10)	1,056,000	524,000

Net income	$1,325,358	$781,161

See independent auditors’ report and accompanying notes.

ZING WIRELESS, INC.
dba GOZING.COM
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
As of December 31, 2004 and 2003

						Total
	Series A Preferred Stock		Common Stock		Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Deficit	Equity
Balance at December 31, 2002	2,955,904	$823,896	16,890,551	$1,168,063	$(1,848,543)	$143,416

Net income	—	—	—	—	781,161	781,161

Balance at December 31, 2003	2,955,904	823,896	16,890,551	1,168,063	(1,067,382)	924,577

Contributions	1,500,000	750,000	300,000	15,000	—	765,000

Dividends	—	—	—	—	(270,706)	(270,706)

Net income	—	—	—	—	1,325,358	1,325,358

Balance at December 31, 2004	4,455,904	$1,573,896	17,190,551	$1,183,063	$(12,730)	$2,744,229

See independent auditors’ report and accompanying notes.

ZING WIRELESS, INC.
dba GOZING.COM
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2004 and 2003

	2004	2003
Operating Activities
Net income	$1,325,358	$781,161
Adjustments to reconcile net income to net cash provided by operating activities:
(Decrease)/increase in allowance for doubtful accounts	(164,870)	295,402
Depreciation and amortization	148,159	91,096
Deferred income tax benefit	391,000	(107,000)
Changes in assets and liabilities:
Accounts receivable	(900,880)	(1,594,873)
Inventory	52,928	(60,214)
Prepaid expenses and other current assets	(68,674)	3,081
Accounts payable	(1,080)	536,408
Income taxes payable	(96,963)	242,200
Accrued expenses	75,212	799,046
Accrued management bonuses	(30,000)	363,000

Net cash provided by operating activities	730,190	1,349,307

Investing activities
Purchases of property and equipment	(124,735)	(54,300)
Payments for the development of intangible assets	(325,500)	(104,651)

Net cash used in investing activities	(450,235)	(158,951)

Financing activities
Payments for capitalized lease obligations	(15,595)	—
Issuance of Series A Preferred stock	10,000	—
Issuance of Common stock	15,000	—
Dividends paid	(270,706)	—

Net cash used in financing activities	(261,301)	—

Net increase in cash	18,654	1,190,356

Cash at beginning of year	1,470,071	279,715

Cash at end of year	$1,488,725	$1,470,071

Supplemental disclosure of cash flow information -
Cash paid for:
Interest	$6,245	$2,654
Income taxes	$761,963	$388,800

Non-cash transactions
Acquisition of property through capital lease obligations	$128,086	$—
Issuance of Series A Preferred stock to satisfy contingency accrual	$740,000	$—

See independent auditors’ report and accompanying notes.

ZING WIRELESS, INC.
dba GOZING.COM
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003

Note 1 – Organization

Zing Wireless, Inc. dba goZing.com (the “Company”) was formed in September 1999 and is in the businesses of market research via the Internet and of marketing selected products (principally cellular phones and related cellular services) via the Internet. The Company’s stock consists of two classes: Series A Preferred, in which the Company has one shareholder, and Common (see Note 12). The Company designates its two divisions as Online Market Research and Online Marketing. Subsequent to year end, the Company sold all of its Series A Preferred and Common stock to a third party (see Note 15).

The Online Market Research division is focused on acquiring individual user data profiles and selling those profiles as a database for use in Internet-based market research. The Company uses marketing affiliates on the Internet to acquire individual members for its market research panel in markets worldwide. Market research firms then compensate the Company to utilize the research panelists to conduct their market research studies through the Internet.

The Online Marketing division is primarily focused on signing up consumers for cellular phone service and equipment through the Internet. The Company uses marketing affiliates to acquire individual customers and is paid a commission by third party dealer representatives for each customer who signs up for cellular service through the Company. The Company also monetizes its web site traffic by offering third-party deals on its web site that pay the Company for site visitors who click on or otherwise sign up for a third-party offer.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting - The Company presents its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Balances - The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on its cash balances. The Company had cash on deposit exceeding the insured limit by $1,387,425 and $1,370,061 at December 31, 2004 and 2003, respectively.

ZING WIRELESS, INC.
dba GOZING.COM
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003

Note 2 – Summary of Significant Accounting Policies (Continued)

Trade Accounts Receivable - Trade accounts receivable are stated at the amount management reasonably expects to collect from outstanding balances. The Company provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance for doubtful accounts and a credit to trade receivables. Credit losses, when realized, have been within the range of the Company’s expectations.

The Company’s customers related to the Online Market Research division generally pay on a Net 30 day basis from the date the market research project is completed and invoiced. Generally, market research projects take less than 30 days to complete after going live in the field. The Company’s Online Marketing customers pay the Company on a Net 30 day or Net 45 day basis after the end of the month in which such revenues were earned.

Inventory - Inventory consists of cellular phone equipment related to the Company’s Online Marketing division and is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property and Equipment - Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. When items of property or equipment are sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in the results of operations. Depreciation is calculated on a straight-line basis over the estimated useful lives of the respective assets, which range from three to seven years.

Intangible Assets - Intangible assets primarily relate to software development costs. Amortization is calculated on a straight-line basis over the estimated useful lives of the respective assets, which range from two to five years.

Accrued Deactivations - Included in accrued expenses are accrued deactivation charges. The Company’s online cellular marketing business requires that a customer, who signs up for service with a wireless service provider must remain a customer of that wireless service provider for a period of 180 days. The wireless service provider has the right to take back commissions paid to the Company for any customer that does not remain a valid customer for that period. The Company estimates its accruals for deactivation chargebacks based on historical chargeback percentages experienced from the wireless service provider (see Note 7).

ZING WIRELESS, INC.
dba GOZING.COM
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003

Note 2 – Summary of Significant Accounting Policies (Continued)

Revenue Recognition - The Company recognizes revenue upon concluding that all of the fundamental criteria for revenue recognition have been met. For the Online Market Research division, the criteria are usually met at the time the market research has been completed and billed to the customer. For the Online Marketing division, the criteria are usually met at the time a customer signs up for cellular services.

Income Taxes - The Company accounts for income taxes under Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. Accordingly, the Company uses the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on temporary differences between financial reporting and income tax basis of assets and liabilities at the balance sheet date multiplied by the applicable tax rates.

Accounting for Stock Based Compensation - At December 31, 2004 and 2003, the Company had a stock-based employee compensation plan. The Company accounts for the plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The Company follows the disclosure-only provisions of FASB Statement No. 123, Accounting for Stock Based Compensation, as amended (see Note 13).

The following table illustrates the effect on net income available to common stockholders if the Company had applied the fair value recognition provisions of FASB 123 for the years ended December 31, 2004 and 2003:

	2004	2003
Net income as reported	$1,325,358	$781,161
Deduct: total stock-based compensation expense determined under the fair value method for all awards, net of related tax effects	(43,336)	(23,524)

Pro-forma net income	$1,282,022	$757,637

ZING WIRELESS, INC.
dba GOZING.COM
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003

Note 2 – Summary of Significant Accounting Policies (Continued)

The following table illustrates the weighted average assumptions for the Black-Scholes option-pricing model used in determining the fair value of options granted to employees:

	2004	2003
Risk free interest rate	2.35%	2.35%
Weighted average expected life (years)	5	5
Volatility factor	72%	72%
Forfeiture rates	—	—
Expected dividend yield	—	—

Fair Value of Financial Instruments - The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable, accrued expenses and capitalized lease obligations. The face value of the Company’s liabilities approximates its fair value. The Company considers the carrying amounts of all other current assets and liabilities in the financial statements to approximate the fair value because of the relatively short period of time between origination of these financial instruments and their expected realization.

Divisions - The Company reports revenues and cost of goods sold/services associated with its separate divisions, the Online Market Research division and the Online Marketing division. The Company does not separately track or allocate its operating expenses such as indirect sales costs and general and administrative expenses between these divisions.

Member Incentives - The Company’s members receive incentives for participating in surveys, which are earned by the members when the Company receives a timely survey response. A member has the right to claim his or her incentive payment at any time prior to its expiration, which is generally one year. The Company accrues for incentives as incurred, and reverses expirations to the statement of income as the expirations occur.

Note 3 – Concentrations of credit risk and significant customers

In 2004, two customers accounted for approximately 34% and 13% of net sales. No other customer accounted for more than 10% of net sales. At December 31, 2004, four customers accounted for approximately 15%, 15%, 13% and 11% of accounts receivable. No other customer accounted for more than 10% of accounts receivable. In 2003, three customers accounted for approximately 40%, 25% and 18% of net sales. No other customer accounted for more than 10% of net sales. At December 31, 2003, three customers accounted for approximately 50%, 13% and 11% of accounts receivable. No other customers accounted for more than 10% of accounts receivable.

ZING WIRELESS, INC.
dba GOZING.COM
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003

Note 4 – Changes in the Valuation Allowance for Trade Receivables

Changes in the valuation allowance for doubtful trade accounts receivables are as follows:

	2004	2003
Beginning balance	$422,297	$126,895
Provision for realized losses	49,784	594,286
Write-offs	(214,654)	(298,884)

Ending balance	$257,427	$422,297

Note 5 – Property and Equipment

Property and equipment consisted of the following as of December 31, 2004 and 2003:

	Estimated
	useful lives	2004	2003
Computers and equipment	3-5 years	$298,410	$115,585
Furniture and fixtures	7 years	59,129	3,605
Leasehold improvements	5 years *	19,070	4,598

		376,609	123,788
Less: accumulated depreciation		(73,442)	(32,203)

Total property and equipment		$303,167	$91,585

*	Lesser of the estimated life of the asset or the life of the underlying lease.

Depreciation expense for the years ended December 31, 2004 and 2003 was $41,239 and $17,622, respectively.

Note 6 – Intangible Assets

Intangible assets consisted of the following at December 31, 2004 and 2003:

	2004	2003
Software development costs	$757,961	$508,651
Website development costs	32,456	32,456

	790,417	541,107
Less: accumulated amortization	(345,045)	(314,315)

Total intangible assets	$445,372	$226,792

Amortization expense for the years ended December 31, 2004 and 2003 was $106,920 and $73,474, respectively.

ZING WIRELESS, INC.
dba GOZING.COM
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003

Note 7 – Accrued Expenses

Accrued expenses as of December 31, 2004 and 2003 consisted of the following:

	2004	2003
Accrued member rewards	$520,098	$208,344
Accrued deactivations	126,587	620,585
Accrued commissions	185,015	93,972
Accrued benefits plan contributions	185,004	—
Accrued salaries, wages and vacation	79,541	91,154
Other	522	7,500

	$1,096,767	$1,021,555

Note 8 – Accrued Management Bonuses

The Company’s Board of Directors approved for 2003 an Executive Management Bonus Plan for the three members of the executive management team. The bonus for the group as a whole consisted of twenty-five percent (25%) of each dollar above the first two hundred and fifteen thousand dollars of the Company’s 2003 net income before taxes. The Company paid a total of $508,000 to the executive management team in 2004 for the year ended December 31, 2003 based on the bonus plan resulting from calculations made at the time of payment. Subsequent to these payments, the 2003 audited financial statements were issued and reflected additional charges to earnings in 2003 that were previously recorded in 2004. Those charges included approximately $245,000 of bad debt expense and $249,000 of deactivation expense. The 2003 accrued bonuses were recalculated and it was determined that the executive management team earned $363,000 based on the bonus plan for 2003. The difference between the amount paid and the amount earned was deducted from the 2004 bonuses earned.

In 2004, the Company’s Board of Directors approved for 2004 an Executive Management Bonus Plan for the three members of the executive management team. The bonus for the group as a whole consists of eighty five percent (85%) of twenty-five percent (25%) of each dollar above the first one million dollars of the Company’s 2004 EBITDA. In addition, a separate bonus plan was approved by the Company’s Board of Directors in 2004 related to another member of management. This bonus plan consists of 2.5% of each dollar above the first one million dollars of the Company’s 2004 EBITDA. At December 31, 2004, the Company had accrued $333,000 based on these bonus plans.

ZING WIRELESS, INC.
dba GOZING.COM
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003

Note 9 – Capitalized Lease Obligations

A summary of the capitalized lease obligations at December 31, 2004 is as follows:

Capitalized lease obligations, at imputed interest rates of 10.87% and 12.91%, with monthly payments of $1,295 and $2,218	$112,491
Less current portion of capital lease obligations	(30,436)

Capital lease obligations, net of current portion	$82,055

Scheduled principal repayments in the capital lease obligations are as follows:

2005	42,151
2006	42,151
2007	28,843
2008	15,535
2009	9,061

137,741
Less amounts representing interest	(25,250)

$112,491

As of December 31, 2004, the total cost and accumulated depreciation related to property and equipment that was recorded under capital leases was $128,086 and $10,517, respectively.

Note 10 – Income Taxes

Deferred income tax assets and liabilities for federal and state income tax purposes at December 31, 2004 and 2003 consisted of the following:

	2004	2003
Net operating loss carryforward	$—	$55,000
Depreciation	(15,000)	9,000
Allowance for doubtful accounts	111,000	181,000
Intangible assets	46,000	108,000
Accrued expenses	386,000	586,000
State taxes	21,000	1,000

	549,000	940,000
Valuation allowance	(317,000)	(317,000)

	$232,000	$623,000

ZING WIRELESS, INC.
dba GOZING.COM
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003

Note 10 – Income Taxes (Continued)

Because management feels that a portion of the deferred tax asset related to accrued expenses may not be fully utilized in future periods, a valuation allowance in the amount of $317,000 has been recorded for the years ended December 31, 2004 and 2003.

The income tax provision consists of the following at December 31, 2004 and 2003:

	2004	2003
Current federal income taxes	$553,000	$453,000
Current state income taxes	112,000	178,000

Total current income taxes	$665,000	$631,000

Federal deferred income tax/(benefit)	$268,000	$(45,000)
State deferred income tax/(benefit)	123,000	(62,000)

Deferred income tax/(benefit)	391,000	(107,000)

Total income tax provision	$1,056,000	$524,000

At December 31, 2004, the Company had no federal or state tax loss carryforwards available. At December 31, 2003, the Company had federal and state tax loss carryforwards of approximately none and $618,000, respectively.

The reconciliation of the computed “expected” provision (determined by applying the United States Federal statutory income tax rate of 34% to income before income taxes) to the actual tax provision is as follows:

	2004	2003
Statutory federal income tax rate	34.0%	34.0%
State income taxes, net of federal income tax benefit	6.5	5.8
Other, principally non-deductible expenses	3.8	0.3

Total income tax provision	44.3%	40.1%

ZING WIRELESS, INC.
dba GOZING.COM
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003

Note 11 – Commitments and Contingencies

On March 3, 2004, the Company entered into new, five-year employment agreements with each of the three members of the executive management team of the Company, Matthew Dusig, President, Gregg Lavin, Chief Executive Officer and Lance Suder, Chief Operating Officer. The employment agreements provide for monthly salaried compensation of $15,000 for each member of the executive management team, which was the actual monthly salaried compensation for each individual at that time. In addition, the executive management team is entitled to bonuses each year as determined by the Board of Directors (see Note 8).

On March 22, 2004, the Company entered into a 5 year lease agreement for office space, which began on September 1, 2004. The agreement requires monthly lease payments in amounts ranging from approximately $14,800 to $16,700 through August 2009.

Future minimum lease payments under the operating lease are as follows:

2005	179,452
2006	184,840
2007	190,380
2008	196,092
2009	133,320

$884,084

Rent expense for the years ended December 31, 2004 and 2003 was $106,601 and $60,418, respectively.

In October 2004, the Company received a letter from an attorney representing another party (“Party”) alleging that the Company’s logo infringed on the Party’s trademark rights and demanding that the Company cease and desist from the use of that mark. The Company’s application to register its trademark is currently pending. The Company responded with a letter refuting the claims made by the Party and asserting that the Company would not comply with their demands. No response has been received as of the report date. The Company’s legal representative is unable to express an opinion as to the likely outcome of the matter.

ZING WIRELESS, INC.
dba GOZING.COM
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003

Note 12 – Stockholders’ Equity

Dividends - Series A Preferred stock holders are entitled to receive non-cumulative dividends at a rate of 8% of the original issue price of $0.3055 per share, payable when and if declared by the Board of Directors. The Series A Preferred stock holders then participate pari-passu with the Common stock holders as if the Series A Preferred shares were converted on a one to one basis to Common stock. During the year ended December 31, 2004, the Company declared and paid dividends in the amount of $168,905 and $101,801 to its Common and Series A Preferred stock holders, respectively.

Voting - The holders of both Series A Preferred and Common stock vote as a single class. Holders of Series A Preferred shares are entitled to the number of votes equal to the number of shares of Common stock that could then be converted at the Conversion Price, which is set and periodically adjusted by the Board of Directors. The Conversion Price at December 31, 2004 and 2003 was $0.3055. Common stock holders are entitled to one vote for each share held.

Conversion rights - Series A Preferred stock holders can at any time convert their shares into Common stock on a one to one basis. All Series A Preferred stock will automatically convert upon consummation of a public offering of the Company’s Common stock, provided that the aggregate gross proceeds to the Company exceed $6,000,000 at a valuation of the Company of at least $30,000,000. As of December 31, 2004 and 2003, no Series A Preferred stock had been converted.

Liquidation preferences - Upon the Company’s liquidation, as defined, Series A Preferred stock holders will be entitled to receive any accrued but unpaid dividends, their original investment and 8% per annum simple interest calculated as of June 15, 2000. Subsequently, the balance of the Company’s assets, if available, will be distributed to the Common stock holders on a pro rata basis.

Issuance of Series A Preferred stock - In May 2004, the Company concluded an agreement with ZCapital, Inc., the Company’s Series A Preferred stock holder, resolving a previously open dispute. This agreement resulted in the issuance of 1,500,000 additional Series A Preferred shares to ZCapital, Inc. in exchange for $10,000 and settlement of the dispute. Management and the Board of Directors determined that the value of the stock at the time of issuance was $0.50 per share for a total of $750,000.

ZING WIRELESS, INC.
dba GOZING.COM
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003

Note 13 – Stock Options

The Company adopted a stock option plan in 2000 for various employees and others working with the Company. The Company issued stock options to several individuals in 2000 through 2004. As of December 31, 2004 and 2003, there were 4,012,460 and 4,317,460 options outstanding, respectively, of which 3,110,830 and 2,653,957, respectively, were fully vested. The range of exercise prices for options outstanding as of December 31, 2004 was $0.05 and $0.50. The range of exercise prices for options outstanding as of December 31, 2003 was $0.05 and $0.3055. The options vest over periods between one and four years and expire at various times during 2004 through 2013. The weighted average remaining contractual life of options outstanding at December 31, 2004 and 2003 were 7 and 8 years, respectively.

The Board of Directors of the Company determined that the exercise price equaled the fair value of the common stock at the date the options were granted. No compensation cost was recorded for the years ended December 31, 2004 and 2003 in relation to stock options issued. The following summarizes stock options for the years ended December 31, 2004 and 2003:

		Weighted
	Number of	average
	options	price
2004 -
Options outstanding at 12/31/03	4,317,460	$0.1216
Options outstanding at 12/31/04	4,012,460	0.1313
Exercisable at 12/31/04	3,110,830	0.1413
Granted during 2004	95,000	0.5000
Exercised during 2004	300,000	0.0500
Forfeited/Expired during 2004	100,000	0.3055

2003 -
Options outstanding at 12/31/02	1,573,288	$0.2977
Options outstanding at 12/31/03	4,317,460	0.1216
Exercisable at 12/31/03	2,653,957	0.1513
Granted during 2003	3,069,160	0.0500
Exercised during 2003	—	—
Forfeited/Expired during 2003	324,988	0.2975

ZING WIRELESS, INC.
dba GOZING.COM
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003

Note 14 – Employee Benefit Plan

On January 1, 2004, the Company began sponsoring a defined contribution pension and profit sharing 401(k) plan (the Plan) for its employees. The Plan permits employees to make contributions up to specified percentages of their compensation. During the year ended December 31, 2004, The Company made matching contributions in the amount of $118,550 and incurred $1,500 in administrative expenses related to the Plan.

Note 15 – Subsequent Events

On February 8, 2005, the Company closed a transaction with Greenfield Online, Inc. (Greenfield) whereby all of the outstanding Series A Preferred and Common stock of the Company was sold to Greenfield for $30,000,000 in cash (Purchase Price). In addition, all outstanding Company stock options were deemed exercised on February 8, 2005 for Common stock and were included in the Purchase Price. As outlined in the closing documents, the Purchase Price of the Company’s stock is subject to working capital and EBITDA adjustments as mutually agreed to by both parties.

The Purchase Price will be adjusted subject to a required working capital ratio of 1.4/1 based on unaudited January 31, 2005 financial information. In addition, the Purchase Price will also be adjusted for every dollar that the Company’s calculated EBITDA is above or below $2,150,000 based on the audited 2004 financial statements. To facilitate these potential adjustments, a total of $5,500,000 of the Purchase Price (Escrow Funds) will be held in an escrow account until final determination of the working capital and EBITDA adjustments can be made. The Escrow Funds will then be disbursed to the shareholders with the appropriate adjustments.

SUPPLEMENTAL INFORMATION

ZING WIRELESS, INC.
dba GOZING.COM
SCHEDULES OF COST OF SERVICES AND INDIRECT SALES COSTS
For the Years Ended December 31, 2004 and 2003

	2004	2003
Cost of services, online market research
Email delivery fees	$155,600	$91,066
Marketing services	100,349	—
Member incentives	1,921,259	576,627
Miscellaneous	5,391	2,547
Registrations	804,180	—
Sales commissions	394,672	—
Survey affiliates	1,600,902	1,327,577

Total cost of services, online market research	$4,982,353	$1,997,817

Cost of services, online marketing
Affiliate marketing fees	$575,948	$1,609,621
Credit card processing and other	34,598	40,788
Customer rebates	—	35,164
Promotional	9,965	—
Sales commissions	163,658	254,695
Shipping and delivery	60,072	121,487

Total cost of services, online marketing	$844,241	$2,061,755

Indirect sales costs:
Advertising	$14,572	$—
Other costs	72,138	10,485
Promotional and events	78,538	8,057
Salaries and wages	130,309	—
Software programming	44,504	—
Travel	57,061	—
Web site hosting	70,461	65,760
Web site maintenance	5,610	24,535

Total indirect sales costs	$473,193	$108,837

See independent auditors’ report.